Exhibit 99.1

Arista Networks, Inc. Reports Second Quarter 2015 Financial Results
Cloud Networking Adoption Drives Record Revenue and non-GAAP Net Income
SANTA CLARA, Calif., August 6, 2015 - Arista Networks, Inc. (NYSE: ANET), an industry leader in software-driven cloud networking solutions for large data center and computing environments, today announced financial results for its second quarter ended June 30, 2015.
Second Quarter Financial Highlights

•	Revenue of $195.6 million, an increase of 41.8% compared to the second quarter of 2014, and an increase of 9.2% from the first quarter of 2015.

•	Non-GAAP gross margin of 65.8%, compared to non-GAAP gross margin of 67.9% in the second quarter of 2014 and 66.1% in the first quarter of 2015.

•	GAAP gross margin of 65.4%, compared to GAAP gross margin of 67.7% in the second quarter of 2014 and 65.8% in the first quarter of 2015.

•	Non-GAAP net income of $38.8 million, or $0.54 per diluted share, compared to non-GAAP net income of $23.7 million, or $0.35 per diluted share, in the second quarter of 2014.

•	GAAP net income of $24.0 million, or $0.33 per diluted share, compared to GAAP net income of $21.6 million, or $0.34 per diluted share, in the second quarter of 2014.

•	Operating cash flow of $52.6 million, compared to $46.3 million of operating cash flow in the second quarter of 2014.
"Arista has now shipped a cumulative five million cloud networking ports worldwide,” stated Jayshree Ullal, Arista President and CEO. “I am pleased with this important milestone for the company combined with our continued Q2 2015 customer momentum and solid profitable growth."
Commenting on the company's financial results, Ita Brennan, Arista’s CFO, said, "We continued to execute well in Q2 2015, achieving record revenue with strong growth from our cloud and service provider customers, while increasing non-GAAP diluted earnings per share by more than 50% year-over-year.”
Company Highlights

•
Announced CloudVision®, a network-wide approach for workload orchestration and workflow automation delivering a turnkey solution for cloud networking. This enables enterprises to more easily realize the benefits of cloud-class automation.

•
Partnership with HP for a converged cloud networking solution; delivering a path to cloud economics and agility, via the integration of the Arista Extensible Operating System (EOS®) based 7000 series, with HP OneView.

•	CloudVision was endorsed by many leading partners including VMware, Microsoft, Dell, F5, HP, Infinera, Nuage, Palo Alto Networks, Rackspace and Supermicro, Inc.
Financial Outlook
For the third quarter of 2015, we expect:

•	Revenue between $208 and $212 million.

•	Non-GAAP gross margin in the range of 63% to 65%, and

•	Non-GAAP operating margin of approximately 25%.
Guidance for non-GAAP financial measures excludes legal expenses associated with the OptumSoft and Cisco litigation, stock-based compensation and other non-recurring expenses. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.
Prepared Materials and Conference Call Information
Arista executives will discuss second quarter 2015 financial results on a conference call at 1:30 p.m. Pacific time today. To listen to the call via telephone, dial 1-877-201-0168 in the United States or 1-647-788-4901 from outside the US. The Conference ID is 79004789.
The financial results conference call will also be available via live webcast on our investor relations website at investors.arista.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on Arista’s Investor Relations website.

Forward-Looking Statements
This press release contains “forward-looking statements” regarding our future performance, including statements in the section entitled “Financial Outlook,” such as estimates regarding revenue, non-GAAP gross margin and non-GAAP operating margin for the third quarter of FY 2015. Forward-looking statements are subject to a number of uncertainties and risks that could cause actual results to differ materially from those anticipated in the forward-looking statements including: Arista Networks’ limited operating history; risks associated with Arista Networks’ rapid growth; Arista Networks’ customer concentration; requests for more favorable terms and conditions from our large end customers; declines in the sales prices of our products and services; changes in customer order patterns or customer mix; increased competition in our products and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; the dispute with Cisco Systems, Inc. and OptumSoft, Inc.; the evolution of the cloud networking market and the adoption by end customers of Arista Networks’ cloud networking solutions; and general market, political, economic and business conditions. Additional risks and uncertainties that could affect Arista Networks can be found in Arista’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2015, and other filings that the company makes to the SEC from time to time. You can locate these reports through our website at http://investors.arista.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the company as of the date hereof and Arista Networks disclaims any obligation to publicly update or revise any forward-looking statement to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures
The company reports certain non-GAAP financial measures that exclude stock-based compensation expenses, expenses associated with the OptumSoft and Cisco litigation, and other non-recurring charges. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends. In addition, these measures are the primary indicators management uses as a basis for its planning and forecasting for future periods.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP net income, net income per diluted share, gross margin, or operating margin. Non-GAAP financial measures are subject to limitations, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A description of these non-GAAP financial measures and a reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
About Arista Networks
Arista Networks was founded to deliver software-driven cloud networking solutions for large data center and computing environments. Arista’s award-winning 10/40/100 GbE switches redefine scalability, robustness, and price-performance. At the core of Arista’s platform is EOS, an advanced network operating system. Arista Networks products are available worldwide through distribution partners, systems integrators and resellers.
ARISTA, EOS, CloudVision and Spline are among the registered and unregistered trademarks of Arista Networks, Inc. in jurisdictions around the world. Other company names or product names may be trademarks of their respective owners.
Additional information and resources can be found at: http://www.arista.com.

Media Contact Amanda Jaramillo Corporate Communications (408) 547-5798 amanda@arista.com	Investor Contact Chuck Elliott Product and Investor Advocacy (408) 547-5549 chuck@arista.com

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Income
(Unaudited in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Product	$174,072	$126,390	$334,213	$232,883
Service	21,480	11,557	40,384	22,271
Total revenue	195,552	137,947	374,597	255,154
Cost of revenue:
Product	60,014	40,032	114,453	73,059
Service	7,648	4,535	14,500	7,401
Total cost of revenue	67,662	44,567	128,953	80,460
Total gross profit	127,890	93,380	245,644	174,694
Operating expenses:
Research and development	49,947	34,888	93,287	68,334
Sales and marketing	26,681	20,711	51,268	39,366
General and administrative	18,403	7,126	32,475	14,357
Total operating expenses	95,031	62,725	177,030	122,057
Income from operations	32,859	30,655	68,614	52,637
Other income (expense), net:
Interest expense—related party	—	(350)	—	(782)
Interest expense	(832)	(1,854)	(1,653)	(3,965)
Other income (expense), net	417	3,241	(51)	3,249
Total other income (expense), net	(415)	1,037	(1,704)	(1,498)
Income before provision for income taxes	32,444	31,692	66,910	51,139
Provision for income taxes	8,448	10,074	18,422	17,192
Net income	$23,996	$21,618	$48,488	$33,947
Net income attributable to common stockholders:
Basic	$23,607	$14,212	$47,594	$19,985
Diluted	$23,638	$14,851	$47,667	$21,121
Net income per share attributable to common stockholders:
Basic	$0.36	$0.37	$0.73	$0.59
Diluted	$0.33	$0.34	$0.67	$0.54
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	65,524	38,491	65,018	33,834
Diluted	71,215	44,057	70,919	38,962

ARISTA NETWORKS, INC.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(Unaudited in thousands, except percentages and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP gross profit	$127,890	$93,380	$245,644	$174,694
GAAP gross margin	65.4%	67.7%	65.6%	68.5%
Stock-based compensation expense	784	301	1,420	512
Non-GAAP gross profit	$128,674	$93,681	$247,064	$175,206
Non-GAAP gross margin	65.8%	67.9%	66.0%	68.7%

GAAP income from operations	$32,859	$30,655	$68,614	$52,637
Stock-based compensation expense	11,208	6,705	20,047	11,487
Litigation expense	9,909	—	16,579	—
Non-GAAP income from operations	$53,976	$37,360	$105,240	$64,124
Non-GAAP operating margin	27.6%	27.1%	28.1%	25.1%

GAAP net income	$23,996	$21,618	$48,488	$33,947
Stock-based compensation expense	11,208	6,705	20,047	11,487
Litigation expense	9,909	—	16,579	—
Unrealized gain on note receivable	—	(4,000)	—	(4,000)
Income tax effect on non-GAAP exclusions	(6,335)	(600)	(10,804)	(1,305)
Non-GAAP net income	$38,778	$23,723	$74,310	$40,129

Weighted average shares used in computing GAAP diluted income per share attributable to common stockholders	71,215	44,057	70,919	38,962
Additional weighted average dilutive shares[1]	—	23,413	—	27,823
Non-GAAP weighted average diluted shares	71,215	67,470	70,919	66,785

GAAP diluted net income per share attributable to common stockholders	$0.33	$0.34	$0.67	$0.54
Net income attributable to participating securities	—	0.15	0.01	0.33
Non-GAAP adjustments to net income	0.21	0.05	0.37	0.16
Non-GAAP adjustments to diluted shares	—	(0.19)	—	(0.43)
Non-GAAP diluted net income per share	$0.54	$0.35	$1.05	$0.60
Summary of Stock-Based Compensation Expense
Cost of revenue	$784	$301	$1,420	$512
Research and development	6,379	3,527	11,307	5,994
Sales and marketing	2,865	1,931	5,274	3,359
General and administrative	1,180	946	2,046	1,622
Total	$11,208	$6,705	$20,047	$11,487
______________________________
1Includes weighted average shares from the issuance of shares upon our IPO and the assumed conversion of preferred stock and notes payable at the beginning of the quarter.

ARISTA NETWORKS, INC.
Condensed Consolidated Balance Sheets
(Unaudited in thousands)

	June 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$342,958	$240,031
Marketable securities	208,805	209,426
Accounts receivable, net	122,342	96,982
Inventories	100,304	78,006
Deferred tax assets	12,268	12,252
Prepaid expenses and other current assets	63,535	42,782
Total current assets	850,212	679,479
Property and equipment, net	73,178	71,558
Investments	36,636	36,636
Deferred tax assets	13,760	11,510
Other assets	17,053	11,840
TOTAL ASSETS	$990,839	$811,023
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$43,831	$32,428
Accrued liabilities	43,347	40,369
Deferred revenue	107,245	60,327
Other current liabilities	8,075	11,249
Total current liabilities	202,498	144,373
Income taxes payable	17,850	17,323
Lease financing obligations, non-current	41,912	42,547
Deferred revenue, non-current	57,198	46,141
Other long-term liabilities	5,839	4,981
TOTAL LIABILITIES	325,297	255,365
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	7	7
Additional paid-in capital	487,376	426,171
Retained earnings	178,302	129,814
Accumulated other comprehensive loss	(143)	(334)
TOTAL STOCKHOLDERS’ EQUITY	665,542	555,658
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$990,839	$811,023

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited in thousands)

	Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$48,488	$33,947
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,246	4,713
Stock-based compensation	20,047	11,487
Deferred income taxes	(2,266)	703
Provision for bad debts	481	374
Excess tax benefit on stock based-compensation	(22,975)	(459)
Amortization of investment premiums	883	—
Unrealized gain on notes receivable	—	(4,000)
Amortization of debt discount	—	527
Write-off of debt discount on notes payable	—	680
Changes in operating assets and liabilities:
Accounts receivable	(25,841)	9,678
Inventories	(22,297)	2,291
Prepaid expenses and other current assets	(20,747)	(5,621)
Other assets	(3,257)	(596)
Accounts payable	11,822	4,789
Accrued liabilities	3,082	626
Deferred revenue	57,975	2,779
Income taxes payable	21,846	372
Other liabilities	(114)	2,616
Interest payable	—	(1,630)
Interest payable—related party	—	670
Net cash provided by operating activities	73,373	63,946
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(8,768)	(8,579)
Change in restricted cash	—	4,040
Purchases of intangible assets	(705)	—
Net cash used in investing activities	(9,473)	(4,539)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of lease financing obligations	(514)	(335)
Payments—deferred offering costs	(261)	—
Proceeds from issuance of common stock upon exercising options, net of repurchases	11,991	2,078
Proceeds from issuance of common stock under employee stock purchase plan	4,856	—
Excess tax benefit on stock-based compensation	22,975	459
Proceeds from initial public offering, net of issuance cost	—	241,862
Repayment on notes payable	—	(20,000)
Net cash provided by financing activities	39,047	224,064
Effect of exchange rate changes	(20)	63
NET INCREASE IN CASH AND CASH EQUIVALENTS	102,927	283,534
CASH AND CASH EQUIVALENTS—Beginning of period	240,031	113,664
CASH AND CASH EQUIVALENTS—End of period	$342,958	$397,198